Exhibit 99.1

      1-800-FLOWERS.COM(R) Signs Definitive Agreement to Acquire
   Fannie May Confections Brands, Inc., a Multi-Channel Retailer and Manufacturer of Leading Confectionery Brands Including: Fannie May(R),
                  Harry London(R) and Fanny Farmer(R)

    CARLE PLACE, N.Y.--(BUSINESS WIRE)--April 5, 2006--

 Acquisition Expected to Accelerate the Company's Growth in the Food,
    Wine and Gift Basket Business, Increasing Annual Revenue in the
                  Category to More Than $200 Million

    1-800-FLOWERS.COM (NASDAQ: FLWS), a leading multi-channel retailer of thoughtful gifts for all occasions, today announced the signing of a definitive agreement to acquire Fannie May Confections Brands, Inc., a multi-channel retailer and manufacturer of chocolate and other confections under the well-known Fannie May, Harry London and Fanny Farmer brands. The acquisition, for approximately $85 million in cash, includes a modern 200,000-square-foot candy manufacturing facility in North Canton, Ohio and 52 Fannie May retail stores in the Chicago area, where the chocolate brand has been a tradition since 1920. Fannie May Confections Brands, Inc. is expected to generate revenues of approximately $75 million in its current fiscal year ending April 30, 2006. The acquisition is expected to close on or about May 1, 2006, subject to the satisfaction of customary closing conditions.
    Jim McCann, CEO of 1-800-FLOWERS.COM, said, "During the past several years, as we have aggressively expanded our Food, Wine and Gift Basket business, we have seen chocolate and other confection items become an increasingly important part of our gift offering. The Fannie May, Harry London and Fanny Farmer names represent premium candy brands, perfect as gifts for any occasion and offer a significant opportunity for growth, particularly through the leveraging of our assets and capabilities in the online and direct marketing space. In addition to a collection of iconic brands that enjoy tremendous customer affinity, we expect this acquisition to enhance our candy category gross profit margins through extensive manufacturing and retail capabilities. It also brings an experienced and focused management team that can help us achieve the leadership position we have targeted in the Food, Wine and Gift Basket category."
    The Company said the acquisition would be financed through a combination of cash on hand and bank lines of credit. McCann noted that the Company anticipated that the acquisition will be accretive to earnings in fiscal 2007, which begins in July, 2006. "In addition, similar to the benefits we achieved in bakery gifts through our acquisition last year of Cheryl&Co., we expect this acquisition to enable us to enhance our profitability through improved gross profit margins and synergistic benefits," said McCann.
    David Taiclet, CEO of Fannie May Confections, said "In the past two years, our team successfully revitalized Fannie May and Harry London, building a thriving confectionery business. It was especially heartwarming to experience how beloved Fannie May is in Chicago and across the Midwest. Now we have the opportunity to accelerate expansion of these great brands nationally with the significant resources, expertise and commitment of a strong strategic partner. With more than 15 million customers, 1-800-FLOWERS.COM's unique multi-channel fulfillment systems and extensive direct-to-consumer online marketing expertise will help us continue that growth. We are thrilled to have this opportunity."
    Fannie May Confections will continue to be based in Chicago and senior management will remain with the business, which will become a wholly owned subsidiary of 1-800-FLOWERS.COM. Dave Taiclet will continue as CEO, Terry Mitchell as President, Matthew Anderson as CFO, and Alan Petrik as COO. 1-800FLOWERS.COM plans to support the Fannie May branded retail locations centered on the Chicago market. Under the new ownership, Fannie May Confections Brands intends to continue using the same recipes, ingredients and suppliers that have made its chocolates a family tradition for generations.
    The Harry London brand was purchased in 2003 and the Fannie May and Fanny Farmer brands in 2004 by Alpine Confections, Inc., (subsequently renamed Fannie May Confections Brands, Inc. in conjunction with the planned acquisition by 1-800-FLOWERS.COM, Inc.). Alpine's other businesses - Kencraft, Maxfield's and Dynamic Chocolates - are not part of the planned acquisition and will continue to be operated under separate ownership led by Taz Murray. Alpine Confections, Inc. was named the Candy Industry 2005 Manufacturer of the Year by Candy Industry Magazine in recognition of its growth and achievements in the marketplace.

    About 1-800-FLOWERS.COM(R)

    For more than 30 years, 1-800-FLOWERS.COM Inc. - "Your Florist of Choice(sm)" - has been providing customers around the world with the freshest flowers and finest selection of plants, gift baskets, gourmet foods and confections, and plush stuffed animals perfect for every occasion. 1-800-FLOWERS.COM(R) offers the best of both worlds: exquisite, florist-designed arrangements individually created by some of the nation's top floral artists and hand-delivered the same day, and spectacular flowers shipped from our growers to your door fresh. Customers can shop 1-800-FLOWERS.COM 24 hours a day, 7 days a week via the phone or Internet(1-800-356-9377 or www.1800flowers.com) or by visiting a Company-operated or franchised store. Sales and Service Specialists are available 24/7, and fast and reliable delivery is offered same day, any day. As always, 100 percent satisfaction and freshness is guaranteed. The 1-800-FLOWERS.COM collection of brands also includes home decor and garden merchandise from Plow & Hearth(R) (1-800-627-1712 or www.plowandhearth.com); premium popcorn and specialty treats from The Popcorn Factory(R) (1-800-541-2676 or www.thepopcornfactory.com); exceptional cookies and baked gifts from Cheryl&Co.(R) (1-800-443-8124 or wwwcherylandco.com); gourmet foods from GreatFood.com(R) (www.greatfood.com); children's gifts from HearthSong(R) (www.hearthsong.com) and Magic Cabin(R) (www.magiccabin.com) and wine gifts from the WineTasting Network(R) (www.ambrosiawine.com and www.winetasting.com). 1-800-FLOWERS.COM, Inc. stock is traded on the NASDAQ market under ticker symbol FLWS.

    Special Note Regarding Forward-Looking Statements:

    A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the risk that the conditions to the acquisition will not be satisfied and, therefore, the acquisition will not close; the Company's ability to successfully integrate its acquired companies, including Fannie May Confections Brands, Inc.; its ability to achieve forecasted revenue growth, enhanced profitability and other synergistic benefits; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to cost efficiently manage inventories; its ability to leverage its operating infrastructure; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.


    CONTACT: Investors:
             1-800-FLOWERS.COM
             Joseph D. Pititto, 516-237-6131
             jpititto@1800flowers.com
             or
             Media:
             Jennifer Caccavo, 516-237-4990
             jcaccavo@1800flowers.com
             or
             Fannie May Confections Brands, Inc.
             Mark Spencer / Burson-Marsteller
             312-596-3628
             mark_spencer@chi.bm.com